Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645

Korn Ferry Announces First Quarter Fiscal 2019

Results of Operations

Highlights

▪	Korn Ferry reports fee revenue of $465.6 million in Q1 FY’19, a 16.0% increase from Q1 FY’18, driven by organic growth in all solutions.
▪

During the first quarter the Company announced a rebranding campaign under which it is sunsetting all sub-brands and moving to one unified brand – Korn Ferry.  In connection with this, the Company incurred a charge in the amount of $106.6 million related to tradenames from prior acquisitions that the Company will no longer be using, resulting in an operating loss of $55.1 million with an operating margin of (11.8%).  Adjusted EBITDA was $70.8 million with Adjusted EBITDA margin of 15.2%.

▪

Q1 FY’19 diluted loss per share was $0.70 compared to diluted earnings per share of $0.51 in Q1 FY’18.  Adjusted diluted earnings per share was $0.78 in Q1 FY’19 compared to Adjusted diluted earnings per share in Q1 FY’18 of $0.55.

▪	The Company declared a quarterly dividend of $0.10 per share on September 5, 2018 payable on October 15, 2018 to stockholders of record on September 28, 2018.

Los Angeles, CA, September 6, 2018 – Korn/Ferry International (NYSE: KFY), a global organizational consulting firm, today announced first quarter fee revenue of $465.6 million.  First quarter diluted loss per share was $0.70 and Adjusted diluted earnings per share was $0.78.  Adjusted diluted earnings per share for the first quarter excludes the $106.6 million charge as discussed above and $3.1 million related to retention awards from a prior acquisition, or $1.48 per share.

“I am pleased to report fee revenue of approximately $466 million and strong profits, with Adjusted EBITDA of approximately $71 million during our recently completed first quarter.  Overall, our revenues are up 16% year over year, with balanced growth across the firm,” said Gary D. Burnison, CEO of Korn Ferry.  “As disclosed last quarter, we are sunsetting our legacy logos and migrating to one unified brand – Korn Ferry.  Over the next 15 months, we will continue to move our organization towards an industry, solution and geographic orientation to capture the substantial opportunity we have as an organizational consulting firm.”

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	First Quarter
	FY’19	FY’18
Fee revenue	$465.6	$401.3
Total revenue	$478.4	$414.9
Operating (loss) income	$(55.1)	$41.9
Operating margin	(11.8%)	10.5%
Net (loss) income attributable to Korn Ferry	$(38.6)	$29.0
Basic (loss) earnings per share	$(0.70)	$0.52
Diluted (loss) earnings per share	$(0.70)	$0.51

EBITDA Results (b):	First Quarter
	FY’19	FY’18
EBITDA	$(38.9)	$57.5
EBITDA margin	(8.3%)	14.3%

Adjusted Results (c):	First Quarter
	FY’19	FY’18
Adjusted EBITDA (b)	$70.8	$60.4
Adjusted EBITDA margin (b)	15.2%	15.0%
Adjusted net income attributable to Korn Ferry	$44.2	$31.2
Adjusted basic earnings per share	$0.79	$0.55
Adjusted diluted earnings per share	$0.78	$0.55

___________

(a)	Numbers may not total due to rounding.
(b)

EBITDA refers to earnings before interest, taxes, depreciation and amortization.  Adjusted EBITDA further adjusts EBITDA to exclude tradename write-offs, integration/acquisition costs and restructuring charges, net.  EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)	Adjusted results are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	First Quarter
	FY’19	FY’18
Tradename write-offs	$106.6	$—
Integration/acquisition costs	$3.1	$2.6
Restructuring charges, net	$—	$0.3

Fee revenue was $465.6 million in Q1 FY’19, an increase of 16.0% (15.7% increase on a constant currency basis) compared to Q1 FY’18.  The increase in fee revenue was due to organic growth in all solutions.

Operating margin was (11.8%) in Q1 FY’19 compared to 10.5% in the year-ago quarter.  The decrease in operating margin was primarily due to the $106.6 million tradename write-offs in Q1 FY’19 and an increase in compensation and benefits, partially offset by an increase in fee revenue.

Adjusted EBITDA margin was 15.2%, compared to 15.0% in the year-ago quarter.

Results by Segment

Selected Executive Search Data

(dollars in millions) (a)

	First Quarter
	FY’19	FY’18
Fee revenue	$192.9	$161.2
Total revenue	$198.0	$165.8
Operating income	$40.9	$32.9
Operating margin	21.2%	20.4%

Ending number of consultants	545	532
Average number of consultants	543	525
Engagements billed	3,822	3,615
New engagements (b)	1,708	1,659

EBITDA Results (c):	First Quarter
	FY’19	FY’18
EBITDA	$46.8	$35.2
EBITDA margin	24.2%	21.8%

Adjusted Results (d):	First Quarter
	FY’19	FY’18
Adjusted EBITDA (c)	$46.8	$35.2
Adjusted EBITDA margin (c)	24.2%	21.9%

___________

(a)	Numbers may not total due to rounding.
(b)	Represents new engagements opened in the respective period.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that exclude restructuring charges, net (see attached reconciliations).

Fee revenue was $192.9 million in Q1 FY’19, an increase of $31.7 million or 19.7% (19.3% on a constant currency basis) compared to Q1 FY’18.  The increase in fee revenue was attributable to higher fee revenue in all regions.

Operating income was $40.9 million in Q1 FY’19 compared to $32.9 million in Q1 FY’18. Operating margin was 21.2% in Q1 FY’19 compared to 20.4% in the year-ago quarter.  The increase in operating income was due to higher fee revenue in Q1 FY’19 compared to Q1 FY’18, partially offset by an increase in compensation and benefits expense driven by 3.6% increase in average headcount and an increase in performance related bonus expense.

Adjusted EBITDA was $46.8 million in Q1 FY’19 with an Adjusted EBITDA margin of 24.2% compared to $35.2 million and 21.9%, respectively, in the year-ago quarter.

Selected Advisory Data

(dollars in millions) (a)

	First Quarter
	FY’19	FY’18
Fee revenue	$195.4	$179.5
Total revenue	$200.1	$183.3
Operating (loss) income	$(83.1)	$19.1
Operating margin	(42.5%)	10.6%

Ending number of consultants (b)	563	583
Staff utilization (c)	67%	63%

EBITDA Results (d):	First Quarter
	FY’19	FY’18
EBITDA	$(75.1)	$27.6
EBITDA margin	(38.4%)	15.4%

Adjusted Results (e):	First Quarter
	FY’19	FY’18
Adjusted EBITDA (d)	$34.5	$30.4
Adjusted EBITDA margin (d)	17.7%	16.9%

 ___________

(a)	Numbers may not total due to rounding.
(b)	Represents number of employees originating consulting services.
(c)	Calculated by dividing the number of hours our full-time Advisory professional staff record to engagements during the period, by the total available working hours during the same period.
(d)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(e)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	First Quarter
	FY’19	FY’18
Tradename write-offs	$106.6	$—
Integration/acquisition costs	$3.0	$2.5
Restructuring charges, net	$—	$0.2

Fee revenue was $195.4 million in Q1 FY’19 compared to $179.5 million in Q1 FY’18, an increase of $15.9 million or 8.9% (8.6% on a constant currency basis) compared to Q1 FY’18.  The increase in fee revenue was driven by increases in each of our Advisory solution areas, primarily from Consulting.

Operating loss was $83.1 million in Q1 FY’19 with an operating margin of (42.5%) compared to operating income of $19.1 million and an operating margin of 10.6% in the year-ago quarter.  The change of $102.2 million from operating income in the year-ago quarter to operating loss in the current quarter was primarily due to the tradename write-offs in Q1 FY’19 of $106.6 million.

Adjusted EBITDA was $34.5 million in Q1 FY’19 with an Adjusted EBITDA margin of 17.7% compared to $30.4 million and 16.9%, respectively, in the year-ago quarter.

Selected RPO and Professional Search Data

(dollars in millions) (a)

	First Quarter
	FY’19	FY’18
Fee revenue	$77.3	$60.6
Total revenue	$80.2	$65.8
Operating income	$11.6	$8.2
Operating margin	15.1%	13.6%

Engagements billed (b)	1,346	1,205
New engagements (c)	771	732

EBITDA Results (d):	First Quarter
	FY’19	FY’18
EBITDA	$12.5	$9.0
EBITDA margin	16.2%	14.9%

___________

(a)	Numbers may not total due to rounding.
(b)	Represents professional search engagements billed.
(c)	Represents new professional search engagements opened in the respective period.
(d)	EBITDA and EBITDA margin are non-GAAP financial measures (see attached reconciliations).

Fee revenue was $77.3 million in Q1 FY’19, an increase of $16.7 million or 27.6% (27.2% increase on a constant currency basis), compared to the year-ago quarter.  The higher fee revenue was primarily driven by an increase in fee revenue in recruitment process outsourcing and professional search of $9.3 million and $7.4 million, respectively, in Q1 FY’19 compared to Q1 FY’18.

Operating income was $11.6 million in Q1 FY’19, an increase of $3.4 million compared to Q1 FY’18 operating income of $8.2 million.  Operating margin was 15.1% in the current quarter compared to 13.6% in the year-ago quarter.

EBITDA was $12.5 million during Q1 FY’19, an increase of $3.5 million compared to Q1 FY’18.  EBITDA margin was 16.2% in Q1 FY’19 and 14.9% in Q1 FY’18.

Outlook

Assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:

▪	Q2 FY’19 fee revenue is expected to be in the range of $470 million and $490 million; and
▪	Q2 FY’19 diluted earnings per share is likely to range between $0.73 to $0.81.

On a consolidated adjusted basis:

▪	Q2 FY’19 Adjusted diluted earnings per share is expected to be in the range from $0.76 to $0.84.

	Q2 FY’19 Earnings Per Share Outlook (1)
	Low	High
Consolidated diluted earnings per share	$0.73	$0.81
Retention bonuses	$0.04	$0.04
Tax rate impact	$(0.01)	$(0.01)
Consolidated as Adjusted diluted earnings per share	$0.76	$0.84

___________

(1)	Consolidated Adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.

Earnings Conference Call Webcast

The earnings conference call will be held today at 4:30 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak.  The conference call will be webcast and available online at ir.kornferry.com.  We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is a global organizational consulting firm.  We help clients synchronize strategy and talent to drive superior performance.  We work with organizations to design their structures, roles, and responsibilities.  We help them hire the right people to bring their strategy to life.  And we advise them on how to reward, develop, and motivate their people.  Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations.  These statements, which include words such as “believes”, “expects” or “likely”, include references to our outlook.  Readers are cautioned not to place undue reliance on such statements.  Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry.  The potential risks and uncertainties include those relating to competition, changes in demand for our services as a result of automation, the dependence on attracting and retaining qualified and experienced consultants, our ability to maintain relationships with customers and suppliers and retain key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, the utilization and billing rates of our consultants, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, tax accounting effects of the Tax Act, impairment of goodwill and other intangible assets, deferred tax assets that we may not be able to use, seasonality, risks related to the integration of recently acquired businesses and employment liability risk.  For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission.  Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  In particular, it includes:

•	Adjusted net income attributable to Korn/Ferry International, adjusted to exclude restructuring charges, net, integration/acquisition costs and tradename write-offs, net of income tax effect;
•

Adjusted basic and diluted earnings per share, adjusted to exclude restructuring charges, net, integration/acquisition costs and tradename write-offs, net of income tax effect; and in the case of the outlook section, also adjusted for tax rate impact;

•

Constant currency (calculated using a quarterly average) amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin; and
•	Adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring charges, net, integration/acquisition costs and tradename write-offs, and Adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results.  These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry.  These charges represent 1) costs we incurred to acquire and integrate a portion of our Advisory business, 2) charges we incurred to restructure the combined company due to the acquisition of a portion of our Advisory business, and 3) tradename write-offs associated with the rebranding plan initiated by Korn Ferry.  The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance.  Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.  Management further believes that EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company.  In the case of constant currency amounts, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	July 31,
	2018	2017
	(unaudited)
Fee revenue	$465,568	$401,254
Reimbursed out-of-pocket engagement expenses	12,794	13,663
Total revenue	478,362	414,917

Compensation and benefits	321,905	272,756
General and administrative expenses	168,724	58,261
Reimbursed expenses	12,794	13,663
Cost of services	18,327	15,813
Depreciation and amortization	11,731	12,209
Restructuring charges, net	-	280
Total operating expenses	533,481	372,982

Operating (loss) income	(55,119)	41,935
Other income, net	4,491	3,354
Interest expense, net	(4,103)	(3,680)
(Loss) income before (benefit) provision for income taxes
and equity in earnings of unconsolidated subsidiaries	(54,731)	41,609
Equity in earnings of unconsolidated subsidiaries	29	30
Income tax (benefit) provision	(16,110)	12,210
Net (loss) income	(38,592)	29,429
Net income attributable to noncontrolling interest	(19)	(388)
Net (loss) income attributable to Korn/Ferry International	$(38,611)	$29,041

(Loss) earnings per common share attributable to Korn/Ferry International:
Basic	$(0.70)	$0.52
Diluted	$(0.70)	$0.51

Weighted-average common shares outstanding:
Basic	55,378	55,795
Diluted	55,378	56,403

Cash dividends declared per share:	$0.10	$0.10

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended July 31,
	2018	2017	% Change

Fee revenue:
Executive Search:
North America	$112,097	$91,833	22.1%
EMEA	46,654	40,121	16.3%
Asia Pacific	26,295	21,578	21.9%
Latin America	7,878	7,659	2.9%
Total Executive Search	192,924	161,191	19.7%
Advisory	195,375	179,453	8.9%
RPO and Professional Search	77,269	60,610	27.5%
Total fee revenue	465,568	401,254	16.0%
Reimbursed out-of-pocket engagement expenses	12,794	13,663	(6.4%)
Total revenue	$478,362	$414,917	15.3%

Operating (loss) income:		Margin		Margin
Executive Search:
North America	$26,514	23.7%	$22,070	24.0%
EMEA	6,969	14.9%	6,675	16.6%
Asia Pacific	6,641	25.3%	3,141	14.6%
Latin America	754	9.6%	1,026	13.4%
Total Executive Search	40,878	21.2%	32,912	20.4%
Advisory	(83,079)	(42.5%)	19,055	10.6%
RPO and Professional Search	11,645	15.1%	8,245	13.6%
Corporate	(24,563)		(18,277)
Total operating (loss) income	$(55,119)	(11.8%)	$41,935	10.5%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	July 31,	April 30,
	2018	2018
	(unaudited)
ASSETS
Cash and cash equivalents	$365,729	$520,848
Marketable securities	10,952	14,293
Receivables due from clients, net of allowance for doubtful accounts
of $19,201 and $17,845 at July 31, 2018 and April 30, 2018, respectively	397,559	384,996
Income taxes and other receivables	36,999	29,089
Unearned compensation	40,713	37,333
Prepaid expenses and other assets	32,056	27,700
Total current assets	884,008	1,014,259

Marketable securities, non-current	123,124	122,792
Property and equipment, net	123,318	119,901
Cash surrender value of company owned life insurance policies, net of loans	121,828	120,087
Deferred income taxes	39,512	25,520
Goodwill	581,858	584,222
Intangible assets, net	93,050	203,216
Unearned compensation, non-current	92,378	78,295
Investments and other assets	20,394	19,622
Total assets	$2,079,470	$2,287,914

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$35,325	$35,196
Income taxes payable	25,790	23,034
Compensation and benefits payable	175,477	304,980
Term loan	26,629	24,911
Other accrued liabilities	150,534	170,339
Total current liabilities	413,755	558,460

Deferred compensation and other retirement plans	234,468	227,729
Term loan, non-current	204,654	211,311
Deferred tax liabilities	1,609	9,105
Other liabilities	60,364	61,694
Total liabilities	914,850	1,068,299

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 72,171 and 71,631 shares issued and 56,938 and 56,517 shares outstanding at July 31, 2018 and April 30, 2018,
respectively	681,060	683,942
Retained earnings	537,015	572,800
Accumulated other comprehensive loss, net	(56,488)	(40,135)
Total Korn/Ferry International stockholders' equity	1,161,587	1,216,607
Noncontrolling interest	3,033	3,008
Total stockholders' equity	1,164,620	1,219,615
Total liabilities and stockholders' equity	$2,079,470	$2,287,914

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

	Three Months Ended
	July 31,
	2018	2017
	(unaudited)
Operating (loss) income	$(55,119)	$41,935
Depreciation and amortization	11,731	12,209
Other income, net	4,491	3,354
Equity in earnings of unconsolidated subsidiaries, net	29	30
EBITDA	(38,868)	57,528
Restructuring charges, net (1)	-	280
Integration/acquisition costs (2)	3,107	2,588
Tradename write-offs (3)	106,555	-
Adjusted EBITDA	$70,794	$60,396

Operating margin	(11.8%)	10.5%
Depreciation and amortization	2.5%	3.0%
Other income, net	1.0%	0.8%
Equity in earnings of unconsolidated subsidiaries, net	-	-
EBITDA margin	(8.3%)	14.3%
Restructuring charges, net (1)	-	0.1%
Integration/acquisition costs (2)	0.6%	0.6%
Tradename write-offs (3)	22.9%	-
Adjusted EBITDA margin	15.2%	15.0%

Net (loss) income attributable to Korn/Ferry International	$(38,611)	$29,041
Restructuring charges, net (1)	-	280
Integration/acquisition costs (2)	3,107	2,588
Tradename write-offs (3)	106,555	-
Tax effect on the above items (4)	(26,893)	(724)
Adjusted net income attributable to Korn/Ferry International	$44,158	$31,185

Basic (loss) earnings per common share	$(0.70)	$0.52
Restructuring charges, net (1)	-	-
Integration/acquisition costs (2)	0.06	0.05
Tradename write-offs (3)	1.92	-
Tax effect on the above items (4)	(0.49)	(0.02)
Adjusted basic earnings per share	$0.79	$0.55

Diluted (loss) earnings per common share	$(0.70)	$0.51
Restructuring charges, net (1)	-	-
Integration/acquisition costs (2)	0.06	0.05
Tradename write-offs (3)	1.90	-
Tax effect on the above items (4)	(0.48)	(0.01)
Adjusted diluted earnings per share	$0.78	$0.55

Explanation of Non-GAAP Adjustments
(1) Restructuring plan implemented in order to rationalize our cost structure by eliminating redundant positions and consolidating office space due to a previous acquisition that took place on December 1, 2015.
(2) Costs associated with completing a previous acquisition, such as legal and professional fees, and the on-going integration expenses to combine the companies.
(3) The Company is implementing a plan to go to market under a single, master brand architecture to simplify the Company’s organizational structure by eliminating and/or consolidating certain legal entities and implementing a rebranding of the Company to offer the Company’s current products and services using the “Korn Ferry” name, branding and trademarks. As a result of this the Company was required under U.S. generally accepted accounting principles to record a one-time, non-cash tradename write-offs.
(4) Tax effect on restructuring charges, net, integration/acquisition costs and tradename write-offs.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET (LOSS) INCOME AND OPERATING (LOSS) INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended July 31, 2018
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Advisory	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$112,097	$46,654	$26,295	$7,878	$192,924	$195,375	$77,269	$-	$465,568
Total revenue	$115,757	$47,749	$26,625	$7,903	$198,034	$200,147	$80,181	$-	$478,362

Net loss attributable to Korn/Ferry International									$(38,611)
Net income attributable to noncontrolling interest									19
Other income, net									(4,491)
Interest expense, net									4,103
Equity in earnings of unconsolidated subsidiaries, net									(29)
Income tax benefit									(16,110)
Operating income (loss)	$26,514	$6,969	$6,641	$754	$40,878	$(83,079)	$11,645	$(24,563)	(55,119)
Depreciation and amortization	979	370	370	107	1,826	7,431	761	1,713	11,731
Other income (loss), net	3,472	340	175	37	4,024	570	105	(208)	4,491
Equity in earnings of unconsolidated subsidiaries, net	29	-	-	-	29	-	-	-	29
EBITDA	30,994	7,679	7,186	898	46,757	(75,078)	12,511	(23,058)	(38,868)
EBITDA margin	27.6%	16.5%	27.3%	11.4%	24.2%	(38.4%)	16.2%		(8.3%)

Integration/acquisition costs	-	-	-	-	-	3,027	-	80	3,107
Tradename write-offs	-	-	-	-	-	106,555	-	-	106,555
Adjusted EBITDA	$30,994	$7,679	$7,186	$898	$46,757	$34,504	$12,511	$(22,978)	$70,794
Adjusted EBITDA margin	27.6%	16.5%	27.3%	11.4%	24.2%	17.7%	16.2%		15.2%

	Three Months Ended July 31, 2017
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Advisory	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$91,833	$40,121	$21,578	$7,659	$161,191	$179,453	$60,610	$-	$401,254
Total revenue	$95,205	$41,058	$21,880	$7,664	$165,807	$183,296	$65,814	$-	$414,917

Net income attributable to Korn/Ferry International									$29,041
Net income attributable to noncontrolling interest									388
Other income, net									(3,354)
Interest expense, net									3,680
Equity in earnings of unconsolidated subsidiaries, net									(30)
Income tax provision									12,210
Operating income (loss)	$22,070	$6,675	$3,141	$1,026	$32,912	$19,055	$8,245	$(18,277)	41,935
Depreciation and amortization	949	428	320	107	1,804	8,085	796	1,524	12,209
Other income, net	282	56	105	20	463	431	8	2,452	3,354
Equity in earnings of unconsolidated subsidiaries, net	30	-	-	-	30	-	-	-	30
EBITDA	23,331	7,159	3,566	1,153	35,209	27,571	9,049	(14,301)	57,528
EBITDA margin	25.4%	17.8%	16.5%	15.1%	21.8%	15.4%	14.9%		14.3%

Restructuring charges, net	-	-	40	-	40	240	-	-	280
Integration/acquisition costs	-	-	-	-	-	2,549	-	39	2,588
Adjusted EBITDA	$23,331	$7,159	$3,606	$1,153	$35,249	$30,360	$9,049	$(14,262)	$60,396
Adjusted EBITDA margin	25.4%	17.8%	16.7%	15.1%	21.9%	16.9%	14.9%		15.0%